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                                                                Exhibit 21.2

                                 Subsidiaries
                                 ------------

                                        Jurisdiction and Type of
Name: Graham Packaging Holdings Company Formation
--------------------------------------- -------------------------

Graham Packaging Company

GPC Capital Corp. I                     Delaware corporation

GPC Capital Corp. II

GPC OPCO GP LLC

GPC Sub GP LLC                          Delaware limited liability company

Graham Packaging Canada Limited         Canada Ltda.

Graham Packaging France Partners        Pennsylvania general partnership

Graham Packaging France Holdings S.A.   French S.A.

Graham Packaging France, S.A.           French S.A.

Graham Packaging Italy, S.r.L           Italian S.r.L.

S.I.P. Srl                              Italian S.r.L.

LIDO Plast-Graham                       Argentine S.r.L.

Graham Packaging Poland, L.P.           Pennsylvania limited partnership

Masko Graham                            Polish Ltda.

Graham Recycling Company                Pennsylvania limited partnership

Graham Packaging Latin America, LLC     Delaware limited liability company

Graham Brasil Participacoes             Brazilian Ltda.

Graham Packaging do Brasil              Brazilian S.A.

Note: Certain foreign subsidiaries' statutory shares are not included in the Table above.